Registration No. 333-68524


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


             POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             WASHINGTON MUTUAL, INC.
              Exact name of registrant as specified in its charter)

        Washington                         6036                  91-1653725
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                                1201 Third Avenue
                            Seattle, Washington 98101
         --------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                     Dime Bancorp, Inc. Stock Incentive Plan
                  Dime Bancorp, Inc. 1991 Stock Incentive Plan
          Dime Bancorp, Inc. Stock Incentive Plan for Outside Directors
                    Dime Bancorp, Inc. 1990 Stock Option Plan
                    Dime Bancorp, Inc. 1992 Stock Option Plan
       Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors
                 Dime Bancorp, Inc. Incentive Stock Option Plan
 ------------------------------------------------------------------------------
                            (Full title of the plan)

                                 Fay L. Chapman
                  Executive Vice President and General Counsel
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
         --------------------------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                 David R. Wilson
                       Heller Ehrman White & McAuliffe LLP
                     6100 Columbia Center, 701 Fifth Avenue
                            Seattle, Washington 98104
                                 (206) 447-0900
         --------------------------------------------------------------

                                EXPLANATORY NOTE

The shares subject to this Post-Effective Amendment on Form S-8 to Form S-4 are issuable upon exercise of outstanding options under the Dime Bancorp, Inc. Stock Incentive Plan, Dime Bancorp, Inc. 1991 Stock Incentive Plan, Dime Bancorp, Inc. Stock Incentive Plan for Outside Directors, Dime Bancorp, Inc. 1990 Stock Option Plan, Dime Bancorp, Inc. 1992 Stock Option Plan, Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors and the Dime Bancorp, Inc. Incentive Stock Option Plan, all of which are collectively referred to as the "Dime Plans." The registrant has assumed the outstanding obligations under the Dime Plans as successor to Dime Bancorp by reason of merger of Dime Bancorp into the Registrant. 6,734,602 shares of the Registrant's common stock are issuable under the Dime Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The shares being registered are issuable upon exercise of outstanding options under plans of Dime Bancorp which are being assumed by Washington Mutual, Inc. as part of the merger of Dime Bancorp into Washington Mutual, Inc. The terms of the Dime Plans will remain unchanged except that Washington Mutual, Inc. shares will be issued in lieu of Dime Bancorp shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by Washington Mutual, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Washington Mutual 10-K");

         (2) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001, for the quarter ended June 30, 2001, and for the quarter ended September 30, 2001;

         (3) Current Reports on Form 8-K dated January 8, 2001; January 17, 2001; January 18, 2001; January 22, 2001; as amended January 23, 2001; April 3, 2001; April 18, 2001; April 20, 2001; April 30, 2001; June 25, 2001; July 5,
2001; July 18, 2001; October 16, 2001; and October 17, 2001;

         (4) The description of Registrant's Common Stock, no par value, contained on Form 8-A filed December 3, 1998; and

         (5) The description of Registrant's Shareholder Rights Plan contained in Item 1 of Registrant's Registration Statement on Form 8-A dated January 8, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         As of January 3, 2002, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned or possessed options to acquire an aggregate 12,193 shares of the common stock of Registrant.

Item 6.  Indemnification of Directors and Officers.

    Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XII of its Amended and Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

    Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director
(i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    Pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
No.                           Description

4.1 Rights Agreement, dated as of December 20, 2000, between Registrant and Mellon Investor Services as Rights Agent (incorporated by reference to Washington Mutual, Inc. Registration Statement on Form 8-A dated January 8, 2001).
4.2 Dime Bancorp, Inc. Stock Incentive Plan, as amended by an amendment effective April 27, 1994 (the "Stock Incentive Plan") (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88552)), as amended by an Amendment, effective September 19, 1997, to the Stock Incentive Plan (incorporated by reference to Exhibit
          10.14 to the 1997 10-K of Dime Bancorp).
4.3 Dime Bancorp, Inc. 1991 Stock Incentive Plan, as amended and restated effective February 29, 1996 (the "1991 Stock Incentive Plan") (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on May 24, 1996 (No. 333-04477)), as amended by (i) an Amendment, effective as of October 1, 1996, to the 1991 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the 1996 10-K of Dime Bancorp), (ii) an Amendment, effective September 19, 1997, to the 1991 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the 1997 10-K of Dime Bancorp), (iii) an Amendment, effective as of March 27, 1998, to the 1991 Stock Incentive Plan (incorporated by reference to
          Exhibit 10.18 to the 1998 10-K of Dime Bancorp), and (iv) an Amendment, effective June 25, 1998, to the 1991 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the 1998 10-K of Dime Bancorp).
4.4 Amendment to the 1991 Stock Incentive Plan, effective December 12, 2000. (Incorporated by reference to Exhibit 10.17 to the 2000 Form 10-K of Dime Bancorp.)
4.5 Dime Bancorp, Inc. Stock Incentive Plan for Outside Directors (the "Outside Directors Plan"), as amended effective April 27, 1994 (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88560)), as amended by an Amendment, effective September 19, 1997, to the Outside Directors Plan (incorporated by reference to Exhibit 10.19 to the 1997 10-K of Dime Bancorp).
4.6 Dime Bancorp, Inc. 1990 Stock Option Plan (formerly Anchor Bancorp, Inc. 1990 Stock Option Plan), as amended effective as of January 13, 1995 (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88554)).
4.7 Dime Bancorp, Inc. 1992 Stock Option Plan (formerly Anchor Bancorp, Inc. 1992 Stock Option Plan), as amended effective as of January 13, 1995 (the "1992 Stock Option Plan") (incorporated by reference to
          Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88556)), as amended by (i) an Amendment, effective June 1, 1996, to the 1992 Stock Option Plan (incorporated by reference to Exhibit 10.23 to the 1996 10-K of Dime Bancorp), (ii) an Amendment, effective September 19, 1997, to the 1992 Stock Option Plan (incorporated by reference to
          Exhibit 10.33 to the 1997 10- K of Dime Bancorp), and (iii) an Amendment, effective as of March 27, 1998, to the 1992 Stock Option Plan (incorporated by reference to Exhibit 10.36 to the 1998 10-K of Dime Bancorp).

4.8 Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors, as amended and restated effective March 27, 1998 (the "1997 Outside Director Plan") (incorporated by reference to Exhibit 10.46 to the 1998 10-K of Dime Bancorp).
4.9 Amendment to the 1997 Outside Director Plan, effective December 12, 2000. (Incorporated by reference to Exhibit 10.38 to the 2000 Form 10-K of Dime Bancorp.)
4.10 Dime Bancorp, Inc. Incentive Stock Option Plan (formerly North American Mortgage Company Incentive Stock Option Plan), effective as of October 15, 1997 (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Amendment No. 1 to the Registration Statement on Form S-4 on Form S-8, filed with the Commission on October 15, 1997 (No. 333-35565)).
5         Opinion of Heller Ehrman White & McAuliffe LLP (previously filed)
23.1 Consent of Heller Ehrman White & McAuliffe LLP (included as part of the previously filed Opinion of Heller Ehrman White & McAuliffe)
23.2      Consent of Deloitte & Touche LLP
24        Power of Attorney (previously filed)

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 4th day January, 2002.

                                    WASHINGTON MUTUAL, INC.

                                    By:    /s/ Fay L. Chapman
                                    Title: Senior Executive Vice President

                                POWER OF ATTORNEY
                  *                                                    *
------------------------------------                 -----------------------------------
Kerry K. Killinger                                   William A. Longbrake
Chairman, President and                              Executive Vice President and
Chief Executive Officer; Director                    Chief Financial Officer
(Principal Executive Officer)                        (Principal Financial Officer)

                                                                       *
                                                     -----------------------------------
                                                     Robert H. Miles
                                                     Senior Vice President and Controller
                                                     (Principal Accounting Officer)

                  *                                                    *
------------------------------------                 -----------------------------------
Douglas P. Beighle                                   William P. Gerberding
Director                                             Director

                  *                                                    *
------------------------------------                 -----------------------------------
David Bonderman                                      Enrique Hernandez, Jr.
Director                                             Director

                  *                                                    *
------------------------------------                 -----------------------------------
J. Taylor Crandall                                   Mary E. Pugh
Director                                             Director

                  *
------------------------------------
Michael K. Murphy
Director

                  *
------------------------------------                 -----------------------------------
Phillip D. Matthews                                  William G. Reed, Jr.
Director                                             Director


------------------------------------                 -----------------------------------
Anne V. Farrell                                      James H. Stever
Director                                             Director
                                       7

                  *                                                    *
------------------------------------                 -----------------------------------
Stephen E. Frank                                     Willis B. Wood, Jr.
Director                                             Director

                  *                                                    *
------------------------------------                 -----------------------------------
Elizabeth A. Sanders                                 William D. Schulte
Director                                             Director


*By: /s/ Fay L. Chapman
     Attorney in Fact


                                INDEX TO EXHIBITS

Exhibit
No.                           Description

4.1 Rights Agreement, dated as of December 20, 2000, between Registrant and Mellon Investor Services as Rights Agent (incorporated by reference to Washington Mutual, Inc. Registration Statement on Form 8-A dated January 8, 2001).
4.2 Dime Bancorp, Inc. Stock Incentive Plan, as amended by an amendment effective April 27, 1994 (the "Stock Incentive Plan") (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88552)), as amended by an Amendment, effective September 19, 1997, to the Stock Incentive Plan (incorporated by reference to Exhibit
          10.14 to the 1997 10-K of Dime Bancorp).
4.3 Dime Bancorp, Inc. 1991 Stock Incentive Plan, as amended and restated effective February 29, 1996 (the "1991 Stock Incentive Plan") (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on May 24, 1996 (No. 333-04477)), as amended by (i) an Amendment, effective as of October 1, 1996, to the 1991 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the 1996 10-K of Dime Bancorp), (ii) an Amendment, effective September 19, 1997, to the 1991 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the 1997 10-K of Dime Bancorp), (iii) an Amendment, effective as of March 27, 1998, to the 1991 Stock Incentive Plan (incorporated by reference to
          Exhibit 10.18 to the 1998 10-K of Dime Bancorp), and (iv) an Amendment, effective June 25, 1998, to the 1991 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the 1998 10-K of Dime Bancorp).
4.4 Amendment to the 1991 Stock Incentive Plan, effective December 12, 2000. (Incorporated by reference to Exhibit 10.17 to the 2000 Form 10-K of Dime Bancorp.)
4.5 Dime Bancorp, Inc. Stock Incentive Plan for Outside Directors (the "Outside Directors Plan"), as amended effective April 27, 1994 (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88560)), as amended by an Amendment, effective September 19, 1997, to the Outside Directors Plan (incorporated by reference to Exhibit 10.19 to the 1997 10-K of Dime Bancorp).
4.6 Dime Bancorp, Inc. 1990 Stock Option Plan (formerly Anchor Bancorp, Inc. 1990 Stock Option Plan), as amended effective as of January 13, 1995 (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88554)).
4.7 Dime Bancorp, Inc. 1992 Stock Option Plan (formerly Anchor Bancorp, Inc. 1992 Stock Option Plan), as amended effective as of January 13, 1995 (the "1992 Stock Option Plan") (incorporated by reference to
          Exhibit 4.1 to Dime Bancorp's Registration Statement on Form S-8, filed with the Commission on January 18, 1995 (No. 33-88556)), as amended by (i) an Amendment, effective June 1, 1996, to the 1992 Stock Option Plan (incorporated by reference to Exhibit 10.23 to the 1996 10-K of Dime Bancorp), (ii) an Amendment, effective September 19, 1997, to the 1992 Stock Option Plan (incorporated by reference to
          Exhibit 10.33 to the 1997 10- K of Dime Bancorp), and (iii) an Amendment, effective as of March 27, 1998, to the 1992 Stock Option Plan (incorporated by reference to Exhibit 10.36 to the 1998 10-K of Dime Bancorp).

4.8 Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors, as amended and restated effective March 27, 1998 (the "1997 Outside Director Plan") (incorporated by reference to Exhibit 10.46 to the 1998 10-K of Dime Bancorp).
4.9 Amendment to the 1997 Outside Director Plan, effective December 12, 2000. (Incorporated by reference to Exhibit 10.38 to the 2000 Form 10-K of Dime Bancorp.)
4.10 Dime Bancorp, Inc. Incentive Stock Option Plan (formerly North American Mortgage Company Incentive Stock Option Plan), effective as of October 15, 1997 (incorporated by reference to Exhibit 4.1 to Dime Bancorp's Amendment No. 1 to the Registration Statement on Form S-4 on Form S-8, filed with the Commission on October 15, 1997 (No. 333-35565)).
5         Opinion of Heller Ehrman White & McAuliffe LLP (previously filed)
23.1 Consent of Heller Ehrman White & McAuliffe LLP (included as part of the previously filed Opinion of Heller Ehrman White & McAuliffe)
23.2      Consent of Deloitte & Touche LLP
24        Power of Attorney (previously filed)



























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